Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Members

Eagle Drilling L.L.C. and Affiliates

We have audited the accompanying combined balance sheets of Eagle Drilling L.L.C. and Affiliates (all Oklahoma limited liability companies) as of December 31, 2004 and 2003, and the related combined statements of operations and members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Eagle Drilling L.L.C. and Affiliates as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Oklahoma City, Oklahoma

December 9, 2005

Eagle Drilling, L.L.C. and Affiliates

COMBINED BALANCE SHEETS

(Amounts in thousands)

	September 30, 2005	December 31,
		2004	2003
ASSETS	(Unaudited)
CURRENT ASSETS
Cash	$71	$25	$—
Receivables
Trade, net of allowance for doubtful accounts of $162, $0 and $0 in 2005, 2004 and 2003, respectively	319	329	—
Contract drilling in progress	837	128	—
Prepaid expenses	62	—	—

Total current assets	1,289	482	—

PROPERTY AND EQUIPMENT—AT COST
Drilling rigs and related equipment	5,448	3,649	2,633
Transportation, office and other equipment	2,153	873	909

	7,601	4,522	3,542
Less accumulated depreciation	879	364	180

	6,722	4,158	3,362

	$8,011	$4,640	$3,362

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$284	$329	$20
Accrued liabilities
Payroll related	141	42	—
Deferred revenue and other	1,517	18	—
Current maturities of notes payable	164	131	—
Notes payable-members	—	—	1,205

Total current liabilities	2,106	520	1,225

NOTES PAYABLE, less current maturities	19	149	—

COMMITMENTS AND CONTINGENCIES (Note C)

MEMBERS’ EQUITY
Members’ interest	6,027	4,196	2,137
Note receivable from members	(141)	(225)	—

	5,886	3,971	2,137

	$8,011	$4,640	$3,362

The accompanying notes are an integral part of these statements.

Eagle Drilling, L.L.C. and Affiliates

COMBINED STATEMENTS OF OPERATIONS AND MEMBERS’ EQUITY

(Amounts in thousands)

	Nine Months ended September 30, 2005	Year ended December 31,
		2004	2003
	(Unaudited)
REVENUES
Contract drilling revenues	$9,964	$1,028	$—

EXPENSES
Contract drilling	3,937	1,041	91
Depreciation and amortization	515	277	78
General and administrative	5,278	746	76

	9,730	2,064	245

Income (loss) from operations	234	(1,036)	(245)

OTHER INCOME (EXPENSE)
Interest expense	(41)	—	(1)
Other	297	—	447

	256	—	446

NET INCOME (LOSS)	490	(1,036)	201
Members’ equity at beginning of period	3,971	2,137	(1,327)
Contributions	3,042	3,392	3,263
Distributions	(1,701)	(297)	—
Decrease (increase) in note receivable from members	84	(225)	—

Members’ equity at end of period	$5,886	$3,971	$2,137

The accompanying notes are an integral part of these statements.

Eagle Drilling, L.L.C and Affiliates

COMBINED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Nine Months Ended September 30, 2005	Year Ended December 31,
		2004	2003
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$490	$(1,036)	$201
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	515	277	78
Changes in current assets and liabilities:
Receivables	(699)	(457)	—
Prepaid expenses	(62)	—	—
Accounts payable	(45)	309	(163)
Accrued expenses	1,596	60	(50)

Net cash provided by (used in) operating activities	1,795	(847)	66
Cash flows from investing activities:
Proceeds from disposition of assets	—	100	—
Acquisition of property and equipment	(1,922)	(172)	—

Net cash used in investing activities	(1,922)	(72)	—
Cash flows from financing activities:
Distributions	(1,701)	(297)	—
Payments of debt	(12)	—	(100)
Capital contributions	1,886	1,241	34

Net cash provided by financing activities	173	944	(66)

Net increase in cash	46	25	—
Beginning cash	25	—	—

Ending cash	$71	$25	$—

Interest paid	$41	$—	$1
Supplementary Disclosure of Noncash Investing and Financing Activities
Assets contributed	$1,156	$946	$3,229
Debt converted to equity (See Note F)	$—	$1,205	$—

During 2004 the Company entered into a note payable agreement for a truck totaling approximately $54 and a note payable for rig parts and equipment of $226. A member has guaranteed the debt and makes payments for the Company resulting in a reduction of notes payable and a note receivable from the member of $84 during the nine months ended September 30, 2005.

The accompanying notes are an integral part of these statements.

Eagle Drilling, L.L.C. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS

(Information as of September 30, 2005 and for the nine months ended September 30, 2005 is unaudited)

($ in thousands)

NOTE A-ORGANIZATION, NATURE OF BUSINESS, AND SUMMARY OF ACCOUNTING POLICIES

Business and Principles of Consolidation

Eagle Drilling, L.L.C. (Eagle) was formed on January 1, 2001 and provides contract land drilling services to oil and natural gas exploration and production companies, primarily in Texas. Eagle has two affiliates, Thornton Drilling Equipment, L.L.C. and Riverside Oilfield Equipment, L.L.C. collectively the “Company”, that are combined with the Company due to common control by members. As limited liability companies, members have limited liability for the obligations or debts of the Company and the term of the Company will expire upon the sale of all or substantially all of the Company’s assets. All intercompany accounts and transactions have been eliminated in the combined financial statements.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

1. Cash

The Company maintains its cash in accounts which may not be federally insured. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on cash.

2. Revenue Recognition

The Company earns contract drilling revenue under daywork contracts. Revenues on daywork contracts are recognized based on the days completed at the dayrate each contract specifies. Mobilization revenues and costs for daywork contracts are deferred and recognized over the days of actual drilling.

The receivables from contract drilling in progress represents revenues in excess of amounts billed on contracts in progress.

Revenue arising from claims for amounts billed in excess of the contract price or for amounts not included in the original contract are recognized when billed less any allowance for uncollectibility. Revenue from such claims is only recognized if it is probable that the claim will result in additional revenue, the costs for the additional services have been incurred, management believes there is a legal basis for the claim and the amount can be reliably estimated. Historically, such claims have been immaterial as the Company has not billed any customers for amounts not included in the original contract.

3. Accounts Receivable

Substantially all of the Company’s accounts receivable are due from companies in the oil and gas industry. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are due within 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts when the Company believes collection is doubtful. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes off specific accounts receivable when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. At September 30, 2005, December 31, 2004 and 2003 the allowance for doubtful accounts was $162, $0 and $0, respectively.

Eagle Drilling, L.L.C. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS

(Information as of September 30, 2005 and for the nine months ended September 30, 2005 is unaudited)

($ in thousands)

4. Property and Equipment

Property and equipment, including renewals and betterments, are capitalized and stated at cost, while maintenance and repairs are expensed currently. Assets are depreciated on a straight-line basis. The depreciable lives of drilling rigs and related equipment are three to 15 years. The depreciable life of other equipment is three years. Depreciation is not commenced until acquired rigs are placed in service. Once placed in service, depreciation continues when rigs are being repaired, refurbished or between periods of deployment less than 60 days. When rigs are stacked for periods greater than 60 days, depreciation is suspended and such rigs are subject to review for impairment. Assets not placed in service and not being depreciated were $2,446, $1,762 and $928 as of September 30, 2005 and December 31, 2004 and 2003, respectively.

The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the assets, the Company recognizes an impairment loss based upon fair value of the asset.

5. Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

6. Income Taxes

The Company and affiliates, are limited liability companies, and are classified as partnerships for income tax purposes; accordingly, income taxes on net earnings are payable by the members and are not reflected in the financial statements.

NOTE B-ACQUISITIONS

During October 2004 the Company entered in to an agreement with a third party, whereby, the Company purchased rig parts and equipment for a purchase price of $325. As part of the agreement the Company paid $100 to the third party upon execution of the agreement and entered into a note payable arrangement for the remaining $226. As part of the agreement, the Company will pay the third party the remaining balance of $226 in eight quarterly payments with the unpaid balance bearing interest at 8%. The first payment is due February 1, 2005. Additionally, one of the Company’s members has a note receivable with the Company, whereby, he is personally liable for the debt and thus, when the member makes payments to the third party there is a corresponding decrease in the note payable and note receivable. The balance of the note receivable was $141 and $226 at September 30, 2005 and December 31, 2004 and is reflected as a reduction of members’ equity.

NOTE C-OTHER INCOME

The Company has been involved in an ongoing lawsuit with a third party oil and gas company since 2001. The Company sued the third party contending that the defendant breached contracts by not paying the sums due the Company for services rendered and an allowance for doubtful accounts was fully provided for the receivable. The defendant claimed the Company breached its obligations under the contract regarding the type of drilling rigs used and the crews, claiming it owed no money to the Company. The case was settled in August 2003; whereby, a jury awarded the Company $396 in damages. The settlement award has been recorded in other income on the combined statements of operations and members’ equity for the year ended December 31, 2003.

Eagle Drilling, L.L.C. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS

(Information as of September 30, 2005 and for the nine months ended September 30, 2005 is unaudited)

($ in thousands)

NOTE D-LONG-TERM DEBT

Long-term debt consists of the following at:

	September 30, 2005	December 31, 2004	December 31, 2003
Note payable to bank in monthly installments of $1 including interest at an effective rate of 5.16% at December 31, 2004, due in November 2007, collateralized by truck.	$42	$54	$—
Note payable to an individual in quarterly installments of $28 including interest at 8%, due in October 2006, collateralized by equipment (See Note B)	141	226	—

	183	280	—
Less current maturities	164	131	—

	$19	$149	$—

Long-term debt maturing each year subsequent to December 31, 2004 is as follows:

Year ending December 31
2005	$131
2006	130
2007	19

$280

NOTE E-COMMITMENTS AND CONTINGENCIES

During 2003, 2004 and 2005 the Company leased certain office space on a month-to-month basis. Payments made during the nine months ended September 30, 2005 and the years ended December 31, 2004 and 2003 totaled approximately $35, $4 and $12, respectively.

Various claims and lawsuits, incidental to the ordinary course of business, are pending against the Company. In the opinion of management, all matters are adequately covered by insurance or, if not covered, are not expected to have a material effect on the Company’s combined financial position or results of operations.

Eagle Drilling, L.L.C. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS

(Information as of September 30, 2005 and for the nine months ended September 30, 2005 is unaudited)

($ in thousands)

NOTE F-MEMBERS’ EQUITY

The Company had member advances for the year ended December 31, 2003 in the amount of $1,205. The advances had no stated payment terms. During 2004, the notes were converted to members’ equity.

NOTE G-SIGNIFICANT CUSTOMERS

For the nine months ended September 30, 2005, revenue from two customers was approximately 40% and 25%, respectively, of total revenues, for 2004 two customers accounted for 53% and 30% of total revenues. At September 30, 2005, one customer accounted for 100% of accounts receivable. At December 31, 2004, three customers accounted for approximately 42%, 39% and 17% of accounts receivable.

NOTE H-SUBSEQUENT EVENTS

On October 3, 2005, the Company’s members sold five operating rigs, seven inventoried rigs and rig equipment and parts to Bronco Drilling Company, Inc. (Bronco) an unrelated third party. The aggregate purchase price was $50,000, all of which was paid in cash. As a result the Company has no operating drilling rigs.